Exhibit 99.1
NEWS RELEASE

FOR IMMEDIATE RELEASE	CONTACT:	Thomas A. Young, Jr.
May 25, 2006		Paul M. Harbolick, Jr. (703) 814-7200
Alliance Bankshares Reports Stock Dividend
CHANTILLY, VA — Alliance Bankshares Corporation (NASDAQ — ABVA) The Board of Directors announced that the Company has declared a three-for-twenty stock split in the form of a 15% stock dividend. Each shareholder will receive three additional shares for every twenty shares of stock held on the record date. The stock dividend is payable on June 30, 2006 to shareholders of record at the close of business on June 9, 2006.
“The Board of Directors is pleased to announce the third stock dividend for Alliance Bankshares. We believe that stock dividends are a tangible benefit to our shareholders, and the solid performance of our company over the past seven years is a testament to the dedication and support of our shareholders,” said Harvey E. Johnson, Jr., Chairman of Alliance Bankshares. “As our performance allows, stock dividends will remain part of our long-term capital management strategy,” said Thomas A. Young, Jr., President & CEO of Alliance Bankshares.
Alliance Bankshares Corporation is a locally managed community banking organization based in Northern Virginia. The independent status of the organization allows the bank’s management to create, implement and maintain banking services with a level of flexibility, creativity and discretion that is not possible with larger institutions.
Some of the matters discussed herein may include forward-looking statements. These forward-looking statements may include statements regarding profitability and financial and other goals. These statements are based on certain assumptions and analyses by the Company and other factors it believes are appropriate in the circumstances. However, the Company’s expectations are subject to a number of risks and uncertainties and other factors that could cause actual results, events and developments to differ materially from those contemplated by any forward-looking statements herein. Consequently, all forward-looking statements made herein are qualified by these cautionary statements and cautionary language in the Company’s most recent report on Form 10-K and other documents filed with the Securities and Exchange Commission
More information on Alliance Bankshares Corporation can be found online at
www.alliancebankva.com, or by phoning an Alliance office.
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